Exhibit C.IV Discussion materials June 9, 2021 0Exhibit C.IV Discussion materials June 9, 2021 0

Topics for discussion 1 Update on equity offering and upsize of the Revolving Credit Facility 2 Update on exploration of interest in Ocala 3 Valuation update 1Topics for discussion 1 Update on equity offering and upsize of the Revolving Credit Facility 2 Update on exploration of interest in Ocala 3 Valuation update 1

Update on equity offering and upsize of the Revolving Credit Facility 2Update on equity offering and upsize of the Revolving Credit Facility 2

Public market snapshot Year-to-date price performance Public market overview Summary price performance to date $mm, except per share data YTD 5/3 Board Investor Day INOV 76% 5% 4% 200% Share price as of 06/08/21 $32.02 S&P 500 13% 1% 2% 5/3 5/18 As % of 52-week high 99% Board Meeting Investor Day Diluted shares (mm) 156 +76% 175% Market cap $5,000 Firm value $5,786 150% FYE 12/31 CY20A CY21E CY22E Revenue $668 $764 $860 % growth 4% 15% 12% 125% Adj. EBITDA¹ $231 $271 $311 +13% % margin 35% 35% 36% 100% Trading multiples CY21E CY22E FV / Revenue 7.6x 6.7x FV / Adj. EBITDA¹ 21.4x 18.6x 75% Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 3 Source: FactSet as of 06/08/21; Company filings ¹ Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items Public market snapshot Year-to-date price performance Public market overview Summary price performance to date $mm, except per share data YTD 5/3 Board Investor Day INOV 76% 5% 4% 200% Share price as of 06/08/21 $32.02 S&P 500 13% 1% 2% 5/3 5/18 As % of 52-week high 99% Board Meeting Investor Day Diluted shares (mm) 156 +76% 175% Market cap $5,000 Firm value $5,786 150% FYE 12/31 CY20A CY21E CY22E Revenue $668 $764 $860 % growth 4% 15% 12% 125% Adj. EBITDA¹ $231 $271 $311 +13% % margin 35% 35% 36% 100% Trading multiples CY21E CY22E FV / Revenue 7.6x 6.7x FV / Adj. EBITDA¹ 21.4x 18.6x 75% Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 3 Source: FactSet as of 06/08/21; Company filings ¹ Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items

Transaction overview Issuer: Inovalon Holdings, Inc. Ticker / Listing exchange: INOV / Nasdaq Security type: Common equity Offering size: [$400-700mm] Share composition: [100% primary] Greenshoe: 15% (100% primary) Use of proceeds General corporate purposes, including working capital and capital expenditures Bookrunners: J.P. Morgan, [ ] Stabilization: J.P. Morgan Logistics, billing & delivery: J.P. Morgan Lock-up agreement: 90 days for company, directors, officers and selling shareholders (if any) Company counsel: [TBD] Underwriter counsel: [TBD] Auditor: [Deloitte] 4Transaction overview Issuer: Inovalon Holdings, Inc. Ticker / Listing exchange: INOV / Nasdaq Security type: Common equity Offering size: [$400-700mm] Share composition: [100% primary] Greenshoe: 15% (100% primary) Use of proceeds General corporate purposes, including working capital and capital expenditures Bookrunners: J.P. Morgan, [ ] Stabilization: J.P. Morgan Logistics, billing & delivery: J.P. Morgan Lock-up agreement: 90 days for company, directors, officers and selling shareholders (if any) Company counsel: [TBD] Underwriter counsel: [TBD] Auditor: [Deloitte] 4

Plan to prepare for equity follow-on launch Key considerations Milestones Timing = Broader market backdrop Other = Outcomes of recent new issuance = Investor day and NDR engagement Board meeting 6/9-10 = Peer earnings calendar Legal = Desire to raise capital Engage counsel to begin preparation 6/11 July 2021 June 2021 M T W T F M T W T F Draft S-3ASR, prosupp and press release Week of 6/14 1 2 1 2 3 4 5 6 7 8 9 7 8 9 10 11 Draft legal and other documents: Underwriting Agreement, Week of 6/14 12 13 14 15 16 14 15 16 17 18 Comfort Letter, Lockup Agreements 19 20 21 22 23 21 22 23 24 25 28 29 30 26 27 28 29 30 Diligence Business, financial , auditor, and legal diligence (1-2 calls, Holiday August 2021 Week of 6/14 pending management availability) M T W T F Investor Day 2 3 4 5 6 Execution window Roadshow Prep 9 10 11 12 13 Needham TMT Conference 16 17 18 19 20 Roadshow drafting Week of 6/14 J.P. Morgan TMT Conference 23 24 25 26 27 Estimated Inovalon earnings (late July) 30 31 NetRoadshow recording Week of 6/14 Board meeting 5Plan to prepare for equity follow-on launch Key considerations Milestones Timing = Broader market backdrop Other = Outcomes of recent new issuance = Investor day and NDR engagement Board meeting 6/9-10 = Peer earnings calendar Legal = Desire to raise capital Engage counsel to begin preparation 6/11 July 2021 June 2021 M T W T F M T W T F Draft S-3ASR, prosupp and press release Week of 6/14 1 2 1 2 3 4 5 6 7 8 9 7 8 9 10 11 Draft legal and other documents: Underwriting Agreement, Week of 6/14 12 13 14 15 16 14 15 16 17 18 Comfort Letter, Lockup Agreements 19 20 21 22 23 21 22 23 24 25 28 29 30 26 27 28 29 30 Diligence Business, financial , auditor, and legal diligence (1-2 calls, Holiday August 2021 Week of 6/14 pending management availability) M T W T F Investor Day 2 3 4 5 6 Execution window Roadshow Prep 9 10 11 12 13 Needham TMT Conference 16 17 18 19 20 Roadshow drafting Week of 6/14 J.P. Morgan TMT Conference 23 24 25 26 27 Estimated Inovalon earnings (late July) 30 31 NetRoadshow recording Week of 6/14 Board meeting 5

Execution timeline for revolving credit facility RCF execution timeline (overlaid on equity Week Financing events windows) Draft legal documentation (Engagement / Fee Letter) = July 2021 June 2021 = Drafting Lender Presentation (“LP”) M T W T F M T W T F Week = Engage broader lending syndicate banks 1 2 1 2 3 4 1 / 2 Company to provide 5-year projection model to JPM = 5 6 7 8 9 7 8 9 10 11 = Drafting Amended and Restated Credit Agreement 12 13 14 15 16 14 15 16 17 18 19 20 21 22 23 21 22 23 24 25 26 27 28 29 30 28 29 30 = Respond to Lenders’ due diligence questions = Commitments due from Lenders August 2021 Holiday = Determine and distribute final allocations M T W T F Investor Day = Lender comments due on Amended and Restated Credit Agreement Week 2 3 4 5 6 Execution window = Execute Amended and Restated Credit Agreement distributed via SyndTrak 2 / 3 Needham TMT Conference 9 10 11 12 13 = Closing and Effectiveness J.P. Morgan TMT Conference 16 17 18 19 20 Estimated Inovalon earnings (late July) 23 24 25 26 27 RCF material preparation 30 31 RCF launch 6

Update on exploration of interest in Ocala 7Update on exploration of interest in Ocala 7

Summary of dialogue with interested parties n 13 parties (5 sponsors and 8 strategics) contacted Strategics Sponsors – 1 sponsor submitted an unsolicited proposal n Held management discussions with 7 parties n Received proposals from 3 parties 5 3 6 6 8 5 3 3 2 1 Contacted Signed NDAs Management Declined Submitted Continue meeting proposal dialogue 8Summary of dialogue with interested parties n 13 parties (5 sponsors and 8 strategics) contacted Strategics Sponsors – 1 sponsor submitted an unsolicited proposal n Held management discussions with 7 parties n Received proposals from 3 parties 5 3 6 6 8 5 3 3 2 1 Contacted Signed NDAs Management Declined Submitted Continue meeting proposal dialogue 8

Summary of proposals Offer pricen $34 / sharen $35 / sharen $36–39 / share (unsolicited) n $38–40 / share (updated) Implied premium to currentn 6%n 9%n 12–22% (unsolicited) n 19–25% (updated) Implied multiples n 22.5x² n 23.1x² n 23.7–25.4x (unsolicited)¹ (FV / CY21E) n 27.9x (incl. capitalized software)n 28.6x (incl. capitalized software)n 29.3–31.5x (incl. capitalized software) n 24.8–26.0x (updated)² n 30.7–32.2x (incl. capitalized software) Implied multiples 18.5x² 19.0x² 20.6–22.1x (unsolicited)¹ nnn (FV / CY22E) n 22.7x (incl. capitalized software)n 23.3x (incl. capitalized software)n 25.6–27.5x (incl. capitalized software) n 20.4–21.4x (updated)² n 25.0–26.2x (incl. capitalized software) Key assumptionsn Based on public and confidential informationn 156mm fully diluted sharesn Based on public and confidential information n $803mm of net debt Equity financingn Entirely from Blackstonen Entirely from Thoma Bravo equity funds and n Entirely from Leonard Green & Partners Thoma Bravo XIV ($17.8bn committed capital) Debt financingn Third-party debt financing, will provide fully n Not specified, however, definitive agreement will n Senior and subordinated debt committed financing prior to signing not be subject to any financing contingencies (subject to further diligence) Timing to signn No commitment on specific timing but can n 4 weeksn No commitment on specific timing but can move quickly move quickly 9 Source: Ocala management; FactSet as of 6/8/21 ¹ Based on street consensus; ² Based on Ocala management caseSummary of proposals Offer pricen $34 / sharen $35 / sharen $36–39 / share (unsolicited) n $38–40 / share (updated) Implied premium to currentn 6%n 9%n 12–22% (unsolicited) n 19–25% (updated) Implied multiples n 22.5x² n 23.1x² n 23.7–25.4x (unsolicited)¹ (FV / CY21E) n 27.9x (incl. capitalized software)n 28.6x (incl. capitalized software)n 29.3–31.5x (incl. capitalized software) n 24.8–26.0x (updated)² n 30.7–32.2x (incl. capitalized software) Implied multiples 18.5x² 19.0x² 20.6–22.1x (unsolicited)¹ nnn (FV / CY22E) n 22.7x (incl. capitalized software)n 23.3x (incl. capitalized software)n 25.6–27.5x (incl. capitalized software) n 20.4–21.4x (updated)² n 25.0–26.2x (incl. capitalized software) Key assumptionsn Based on public and confidential informationn 156mm fully diluted sharesn Based on public and confidential information n $803mm of net debt Equity financingn Entirely from Blackstonen Entirely from Thoma Bravo equity funds and n Entirely from Leonard Green & Partners Thoma Bravo XIV ($17.8bn committed capital) Debt financingn Third-party debt financing, will provide fully n Not specified, however, definitive agreement will n Senior and subordinated debt committed financing prior to signing not be subject to any financing contingencies (subject to further diligence) Timing to signn No commitment on specific timing but can n 4 weeksn No commitment on specific timing but can move quickly move quickly 9 Source: Ocala management; FactSet as of 6/8/21 ¹ Based on street consensus; ² Based on Ocala management case

Summary of dialogue with interested parties Sponsors Strategics 1 • Strong interest 1• Very slow to engage 2 2 • Engaging senior leadership and healthcare & • Disconnect between senior leadership and software industry-focused teams industry / business development teams 3 3 • Good understanding of market opportunity, growth • Limited knowledge of Ocala acceleration and margin improvement potential 4 • Focus on understanding product differentiation 4 • Able to move and perform deep analysis quickly and go-to-market strategy 5 • Some over focus on legacy-related issues (services, risk-scoring, etc.) 6 • Conflict with other large deals in the market 10Summary of dialogue with interested parties Sponsors Strategics 1 • Strong interest 1• Very slow to engage 2 2 • Engaging senior leadership and healthcare & • Disconnect between senior leadership and software industry-focused teams industry / business development teams 3 3 • Good understanding of market opportunity, growth • Limited knowledge of Ocala acceleration and margin improvement potential 4 • Focus on understanding product differentiation 4 • Able to move and perform deep analysis quickly and go-to-market strategy 5 • Some over focus on legacy-related issues (services, risk-scoring, etc.) 6 • Conflict with other large deals in the market 10

Valuation update 11

Summary valuation perspectives of Ocala Implied equity value per share For reference only For reference only PV of analyst Discounted 52-week range Trading multiples Transaction multiples price targets¹ cash flow $51.75 $49.25 $41.50 $41.00² $37.50 $32.50 $33.00 $31.00 $31.50 $22.00² Current share price: $32.02 $20.25 $17.50 Metrics CY22E Adj. EBITDA³ ($mm) NTM Revenue ($mm)⁴ Discount rate $330 $806 7.75%–8.75% Multiples (x) CY22E FV / Adj. EBITDA³ FV / NTM Revenue Terminal growth 18.0–22.0x 7.0–11.0x 3.0%–4.0% 12 Source: Ocala management; FactSet as of 6/8/21 Note: Ocala FYE of 12/31; PV of analyst price targets and DCF assume valuation date as of 3/31/21; Reflects total debt of $915mm and cash and cash equiv. of $129mm; DCF assumes mid-period discount convention All analyses marked as “for reference only” are illustrative and presented for informational purposes only; Share prices rounded to the nearest $0.25; Current share price reflects as of 6/8/21 ¹ Discounted one year using cost of equity of 9.0%; ² Represents actual price targets; ³ Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; ⁴ NTM as of 3/31/21Summary valuation perspectives of Ocala Implied equity value per share For reference only For reference only PV of analyst Discounted 52-week range Trading multiples Transaction multiples price targets¹ cash flow $51.75 $49.25 $41.50 $41.00² $37.50 $32.50 $33.00 $31.00 $31.50 $22.00² Current share price: $32.02 $20.25 $17.50 Metrics CY22E Adj. EBITDA³ ($mm) NTM Revenue ($mm)⁴ Discount rate $330 $806 7.75%–8.75% Multiples (x) CY22E FV / Adj. EBITDA³ FV / NTM Revenue Terminal growth 18.0–22.0x 7.0–11.0x 3.0%–4.0% 12 Source: Ocala management; FactSet as of 6/8/21 Note: Ocala FYE of 12/31; PV of analyst price targets and DCF assume valuation date as of 3/31/21; Reflects total debt of $915mm and cash and cash equiv. of $129mm; DCF assumes mid-period discount convention All analyses marked as “for reference only” are illustrative and presented for informational purposes only; Share prices rounded to the nearest $0.25; Current share price reflects as of 6/8/21 ¹ Discounted one year using cost of equity of 9.0%; ² Represents actual price targets; ³ Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; ⁴ NTM as of 3/31/21

Public company trading and operating metrics Revenue CAGR Revenue growth Gross margin EBITDA margin FV / EBITDA Firm value CY19A – CY21E CY22E CY22E CY22E CY22E ($bn) 3 $5.8 9% 12% 76% 36% 23.1x Street 18.6x Management 10% 16% 74% 37% $5.8 17% 10% 85% 34% 26.7x $17.5 12% 11% 65% 24% 16.6x $16.3 8% 10% 71% 35% 20.8x $14.7 2 10% 8% NA 51% 18.4x $14.5 14% 15% 73% 23% 28.3x $4.5 12% 11% 80% 41% 20.6x $3.8 16% 14% 75% 27% 19.8x $3.5 11% 17% 26% 24% 20.4x $8.3 1 2% 8% 56% 34% 27.6x $8.0 11% 13% 50% 23% 22.8x $6.5 Source: Company filings, Ocala management; FactSet as of 06/08/21; Note: Ocala FYE of 12/31; Sorted by firm value within groupings 3 ¹ Represents organic growth, which excludes revenue from WageWorks acquisition; ² Not reported; Adjusted EBITDA burdened by capitalized software, for reference only; Inovalon EBITDA reflects adjusted EBITDA which excludes SBC, acquisition costs, and other non- comparable items 13 Healthcare tech Software

Transaction multiples FV / NTM Revenue Strategic buyers Sponsor buyers 13.9x For reference only¹ 11.1x 10.0x (Current)³ 9.3x 9.1x 8.6x Leonard Green : 8.3–8.7x 8.1x 7.8x 7.9x 7.8x 7.4x 7.2x 7.0x Thoma Bravo: 7.8x 6.6x 6.3x 6.2x Blackstone: 7.6x 4.6x 4.0x ² Target ¹ Acquirer Announce Date Jun-21 Apr-21 Apr-21 Aug-19 Jun-19 Jun-19 Oct-18 Jun-18 Jan-18 Apr-21 Dec-20 Nov-20 Feb-20 Oct-19 Feb-19 Feb-19 Nov-18 Firm value (bn) $7.0bn $8.5 $19.6 $2.1 $6.0 $15.7 $33.4 $5.0 $2.3 $11.3 $10.9 $1.6 $1.5 $3.8 $10.7 $3.3 $1.8 NTM Rev. growth NA 13% (3%) 14% 17% 18% 15% 5% 18% 14% 13% 8% 13% 12% 19% 5% 17% 14 Source: Company filings, FactSet, Broker research; Note: All analyses marked as “for reference only” are illustrative and presented for informational purposes only; ¹ For reference only, as sources are estimates based on press release ² Considered 2020 revenue as LTM revenue and 2021E as NTM revenue, 2021E revenue calculated by applying 2020-25 management CAGR projection to 2020E revenue; ³ NTM as of 3/31/21, reflects INOV current FV / NTM Revenue as of 6/8/21 market data Transaction multiples FV / NTM Revenue Strategic buyers Sponsor buyers 13.9x For reference only¹ 11.1x 10.0x (Current)³ 9.3x 9.1x 8.6x Leonard Green : 8.3–8.7x 8.1x 7.8x 7.9x 7.8x 7.4x 7.2x 7.0x Thoma Bravo: 7.8x 6.6x 6.3x 6.2x Blackstone: 7.6x 4.6x 4.0x ² Target ¹ Acquirer Announce Date Jun-21 Apr-21 Apr-21 Aug-19 Jun-19 Jun-19 Oct-18 Jun-18 Jan-18 Apr-21 Dec-20 Nov-20 Feb-20 Oct-19 Feb-19 Feb-19 Nov-18 Firm value (bn) $7.0bn $8.5 $19.6 $2.1 $6.0 $15.7 $33.4 $5.0 $2.3 $11.3 $10.9 $1.6 $1.5 $3.8 $10.7 $3.3 $1.8 NTM Rev. growth NA 13% (3%) 14% 17% 18% 15% 5% 18% 14% 13% 8% 13% 12% 19% 5% 17% 14 Source: Company filings, FactSet, Broker research; Note: All analyses marked as “for reference only” are illustrative and presented for informational purposes only; ¹ For reference only, as sources are estimates based on press release ² Considered 2020 revenue as LTM revenue and 2021E as NTM revenue, 2021E revenue calculated by applying 2020-25 management CAGR projection to 2020E revenue; ³ NTM as of 3/31/21, reflects INOV current FV / NTM Revenue as of 6/8/21 market data

Appendix 15Appendix 15

Preliminary Inovalon valuation summary (as presented at last Board meeting) For illustrative purposes only Sponsor 52-week Analyst Trading Premiums Discounted Discounted Transaction ability to pay² range price targets multiples equity value¹ cash flow multiples paid $55.00 $54.25 $53.75 $48.50 $47.75 $44.75 $35.00 $39.75 $38.75 $31.00 $35.25 $35.00 $34.25 $34.50 Current share price: $29.78 $22.00 $15.25 Metrics '22E EBITDA ($mm) '23E–'24E EBITDA ($mm) Discount rate NTM Revenue ($mm) Revenue CAGR ('20A-'26E) Current share price $321 $382–$431 7.5%–8.5% $789 11.0%–15.0% $29.78 Multiples (x) '22E FV / EBITDA '22E FV / EBITDA Terminal growth FV / NTM Revenue EBITDA margin ('26E) 1-day premiums paid 20.0–25.0x 20.0–25.0x 2.5%–3.5% 8.0–12.0x 40.0%–45.0% 30%–60% to current At 22.5x exit multiple and 20% required IRR 16 Note: Share prices rounded to the nearest $0.25; Current share price reflects as of 4/29/21; Based on adjusted street case; ¹ Assumes 8.0% discount rate; ² Assumes transaction entry date of 12/31/21 and exit of 12/31/26, 7.5x max pro forma net debtPreliminary Inovalon valuation summary (as presented at last Board meeting) For illustrative purposes only Sponsor 52-week Analyst Trading Premiums Discounted Discounted Transaction ability to pay² range price targets multiples equity value¹ cash flow multiples paid $55.00 $54.25 $53.75 $48.50 $47.75 $44.75 $35.00 $39.75 $38.75 $31.00 $35.25 $35.00 $34.25 $34.50 Current share price: $29.78 $22.00 $15.25 Metrics '22E EBITDA ($mm) '23E–'24E EBITDA ($mm) Discount rate NTM Revenue ($mm) Revenue CAGR ('20A-'26E) Current share price $321 $382–$431 7.5%–8.5% $789 11.0%–15.0% $29.78 Multiples (x) '22E FV / EBITDA '22E FV / EBITDA Terminal growth FV / NTM Revenue EBITDA margin ('26E) 1-day premiums paid 20.0–25.0x 20.0–25.0x 2.5%–3.5% 8.0–12.0x 40.0%–45.0% 30%–60% to current At 22.5x exit multiple and 20% required IRR 16 Note: Share prices rounded to the nearest $0.25; Current share price reflects as of 4/29/21; Based on adjusted street case; ¹ Assumes 8.0% discount rate; ² Assumes transaction entry date of 12/31/21 and exit of 12/31/26, 7.5x max pro forma net debt

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